Exhibit 99.1

 NEWS from Carrington

 FOR IMMEDIATE RELEASE
                                   For Information Contact:
                                   Carlton E. Turner, Chief Executive Officer
                                   (972) 518-1300


                  CARRINGTON REPORTS 2005 FINANCIAL RESULTS


 IRVING, TEXAS  -  March 30, 2006  -  Carrington Laboratories, Inc.  (Nasdaq:
 CARN) today reported revenue of $28.0 million for the year ended December 31, 2005, with a net loss of $5.3 million or ($0.50) per basic and diluted share.

 Excluding net expenses of $3.4 million for the Company's drug delivery subsidiary, DelSite Biotechnologies, Inc., the pro forma loss for 2005 was $2.0 million. For the year 2004, the Company reported revenue of $30.8 million and a net profit of $36,000, or $0.00 per basic and diluted share. Pro forma profit for 2004 was $3.1 million before net DelSite expenses of $3.1 million.

 Cash and cash equivalents was $6.3 million at December 31, 2005, compared to $2.4 million at year-end 2004.

 For the fourth quarter ended December 31, 2005, the Company reported a net loss of $3.8 million, or ($0.35) per basic and diluted share, compared to net income of $213,000, or $0.02 per basic and diluted share, for the comparable year-ago period. For the fourth quarter, revenue totaled $5.8 million compared to $7.8 million for the year-ago period, a decrease of 25 percent. Before net DelSite expenses of $826,000, Carrington recorded a pro forma loss of $2.9 million for the fourth quarter of 2005, compared to a pro forma profit of $708,000 before $495,000 of DelSite net expenses in the year-ago period.

 Revenues of the Company's medical services division were $10.5 million for the twelve months of 2005, compared to $10.4 million for the year-ago period, an increase of 1.5 percent. Consumer services revenue decreased 19.7 percent to $15.8 million for 2005, compared to $19.7 million a year earlier.

 "Our revenue in 2005 was reduced by a decrease in raw material sales to one principal customer and a slight reduction in royalty payments from Medline," stated Carlton E. Turner, PhD, Carrington's chief executive officer. "At the same time, the Company continued to perform well in other areas. Excluding the revenue from this one customer, consumer services revenue rose 23.8% while total Company revenue were up 13.8%. Since we are uncertain of the future purchasing patterns of this customer, we are in the process of strengthening our sales operation and have initiated a new campaign to secure additional revenue sources."

 Turner continued, "We have hired a new director for Research and Development at Carrington and have initiated a complete review of our development process, manufacturing capabilities, and raw materials utilization. We are developing new products for medical services with our partners and a detailed analysis has resulted in a series of new raw materials being developed with patent protection until 2017. These products will not be launched until mid-2006.

 "DelSite's research activities continue to make advances in the development of our platform technology for therapeutics and nasal delivery of influenza vaccines and, in particular, bird flu," said Turner. "Based on the successful Phase I safety trial of our GelVac[TM] nasal powder delivery system, we submitted a Drug Master File to the FDA. Our scientists have developed a new procedure which I believe will provide a purer, whole virion of flu viruses and provide greater immunological response to flu viruses.

 "We reached an agreement with Nippon Chemiphar on the development of an Alzheimer's drug and have filed for a grant with HHS for assistance in this key area of medical needs. Additionally, we signed an agreement with Invitrogen Corporation for the development of clinical material needed for a bird flu vaccine.

 "DelSite's research progress continues to meet expectations and its innovative delivery system holds great promise. We will continue to fund DelSite and its activities to fully develop and license the nasal delivery system for therapeutics and vaccines."


 Conference Call Today

 Investors are invited to listen to today's conference call at 3:30PM Central, 4:30PM Eastern, by dialing 800-314-5050 in the U.S. or 617-213-8051 internationally. The pass code is 69423881. The call is also being web cast by CCBN and can be accessed at Carrington's website at www.carringtonlabs.com.

 A replay of the call will be available a few hours after the call concludes by dialing 888-286-8010 in the U.S. and 617-801-6888 internationally. The pass code for replay is 19205687.

 The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, www.streetevents.com.


 About Carrington

 Carrington Laboratories, Inc. is an ISO 9001-certified, research-based, biopharmaceutical and consumer products company currently utilizing naturally-occurring complex carbohydrates to manufacture and market products for mucositis, radiation dermatitis, wound and oral care, as well as to manufacture and market the nutraceutical raw material Manapol[R] and cosmetic raw material Hydrapol[TM]. Carrington also manufactures and markets consumer products and manufactures quality products for other companies. Manufacturing operations comply with cGMP standards. Carrington's DelSite Biotechnologies subsidiary is developing its proprietary GelSite[R] technology designed to provide controlled release of peptide and protein-based drugs. Carrington's technology is protected by more than 130 patents in 26 countries. Select products carry the CE mark, recognized by more than 20 countries around the world. For more information, visit www.carringtonlabs.com.


 About DelSite

 DelSite Beiotechnologies, Inc. was formed based on discoveries at Carrington Laboratories, Inc., and is a wholly-owned subsidiary of Carrington. DelSite is a drug delivery and biotechnology company established to provide the pharmaceutical and biotechnology industries with novel delivery solutions for new and existing proteins and peptides.


 Non-GAAP Financial Information

 This press release contains the non-generally accepted accounting principle financial measures of Pro Forma Profit and Loss which are defined as net income or loss excluding net DelSite expenses. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP). We believe these measures are useful to investors because they may provide users of this financial information with a meaningful measure of the Company's profitability before funding the research and development activities of its DelSite subsidiary. Pro Forma Profit and Loss are not measures of financial performance under GAAP and thus should not be considered in isolation. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Our reconciliation of these measures to net income or loss is included in the following tables.

 This press release also contains the non-generally accepted accounting principle financial measures of consumer services revenue excluding raw material sales from one principal customer, which is defined as total revenues for the consumer services division less sales of raw materials to one principal customer, and total revenue excluding raw material sales to one principal customer, which is defined as total revenues for the Company less sales of raw materials to one principal customer. The amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP). We believe these measures are useful to investors because they may provide users of this financial information with a meaningful measure of the Company's revenue growth outside of sales to one principal customer which decreased significantly during the twelve months. These measures are not measures of financial performance under GAAP and thus should not be considered in isolation. Furthermore, they should not be seen as a substitute for metrics prepared in accordance with GAAP. Our reconciliation of these measures to GAAP revenues is included in the following tables.

    Certain statements in this release concerning Carrington may be forward-looking. Actual events will be dependent upon a number of factors and risks including, but not limited to: subsequent changes in plans by the Company's management; delays or problems in formulation, manufacturing, distribution, production and/or launch of new finished products; changes in the regulatory process; changes in market trends; and a number of other factors and risks described from time to time in the Company's filings with the Securities & Exchange Commission, including the Form 10-Q, filed November 14, 2005.

    Carrington, Manapol, AloeCeuticals, Hydrapol, GelSite, GelVac and Acemannan Hydrogel are trademarks, registered trademarks or service marks of Carrington Laboratories, Inc., in the United States and other countries. All other trademarks or service marks contained herein are the properties of their respective owners.

                        CARRINGTON LABORATORIES, INC.
               Condensed Consolidated Statements of Operations
                   (in thousands, except per share amounts)

                                       Three Months Ended  Twelve Months Ended
                                         December 31,         December 31,
                                         2005      2004       2005      2004
                                        ------    ------     ------    ------
                                     (unaudited)(unaudited) (audited) (audited)
 Revenue:
 Medical Services                      $ 2,124   $ 1,831    $ 8,244   $ 7,921
 Royalty income                            447       617      2,299     2,470
                                        ------    ------     ------    ------
 Medical Services, total                 2,571     2,448     10,543    10,391
 Consumer Services                       3,028     4,856     15,794    19,663
 Grant income, DelSite                     210       457      1,624       767
                                        ------    ------     ------    ------
                                         5,809     7,761     27,961    30,821
 Cost and expenses:
 Cost of product sales                   4,935     4,473     18,581    18,250
 Selling, general and administrative     3,243     1,804      8,731     7,560
 Research and development                  165       201        822       911
 Research and development-DelSite        1,036       952      4,974     3,826
 Other (income) expense                      1       (55)      (131)      (92)
 Interest expense, net                     179        48        301       205
                                        ------    ------     ------    ------
 Net income (loss) before income taxes  (3,750)      338     (5,317)      161

 Benefit for income taxes                   19       125         19       125
                                        ------    ------     ------    ------
 Net income (loss)                     $(3,769)  $   213    $(5,336)  $    36
                                        ======    ======     ======    ======
 Net income (loss) per common share
    basic and diluted                  $ (0.35)  $  0.02    $ (0.50)  $     -

 Weighted average shares
   outstanding basic                    10,798    10,682     10,762    10,590
 Weighted average shares
   outstanding diluted                  10,798    11,228     10,762    11,171

 Reconciliation of Non-GAAP Financial
   Measures:

 Net income (loss)                     $(3,769)  $   213    $ (5,336) $    36
 Less: DelSite grant income                210       457       1,624      767
 Plus: DelSite expenses                  1,036       952       4,974    3,826
                                        ------    ------     ------    ------
 Pro forma profit before DelSite       $(2,943)  $   708    $(1,986)  $ 3,095
                                        ======    ======     ======    ======

 Consumer Services revenue             $ 3,028   $ 4,856    $15,794   $19,663
 Less: raw material revenue from
   one principal customer                1,529     3,520      9,287    14,405
                                        ------    ------     ------    ------
 Consumer Services revenue excluding
   raw material revenue from one
   principal customer                  $ 1,499   $ 1,336    $ 6,507   $ 5,258
                                        ======    ======     ======    ======

 Total revenue                         $ 5,809   $ 7,761    $27,961   $30,821
 Less: raw material revenue from
   one principal customer                1,529     3,520      9,287    14,405
                                        ------    ------     ------    ------
 Total revenue excluding raw material
   revenue from one principal customer $ 4,280   $ 4,241    $18,674   $16,416
                                        ======    ======     ======    ======

                        CARRINGTON LABORATORIES, INC
                   Condensed Consolidated Balance Sheets
                                (in thousands)

                                                  December 31, December 31,
                                                      2005         2004
                                                     ------       ------
                                                   (audited)     (audited)
 ASSETS:
 Current Assets:
 Cash and cash equivalents                          $ 6,262      $ 2,430
 Accounts receivable, net                             2,679        3,325
 Inventories, net                                     4,705        4,614
 Prepaid expenses                                       392          197
                                                     ------       ------
 Total current assets                                14,038       10,566
 Property, plant and equipment, net                   6,755       11,674
 Customer relationships, net                            392          585
 Other assets, net                                      804          192
                                                     ------       ------
 Total assets                                       $21,989      $23,017
                                                     ======       ======

 LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
 Line of credit                                     $ 1,812      $ 1,887
 Accounts payable                                     2,092        1,674
 Accrued liabilities                                  1,585        1,328
 Current portion of long-term debt and
   capital lease obligations                            188        1,000
 Deferred revenue                                     1,386        2,433
                                                     ------       ------
 Total current liabilities                          $ 7,063      $ 8,322
 Long-term debt and capital lease
   obligations, net of debt discount                  3,418        1,324
 Commitments and contingencies
                                                          -            -
 Shareholders' Equity:
 Common stock                                           108          107
 Capital in excess of par value                      57,185       53,713
 Accumulated deficit                                (45,782)     (40,446)
 Treasury stock at cost                                  (3)          (3)
                                                     ------       ------
 Total shareholders' equity                          11,508       13,371
                                                     ------       ------
 Total liabilities and shareholders' equity         $21,989      $23,017
                                                     ======       ======

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